                                                                    Exhibit 10.1

                                ENGLISH TRANSLATION OF CHINESE LANGUAGE ORIGINAL

                             Restructuring Agreement

                                     between

                      China Life Insurance (Group) Company

                                       and

                      China Life Insurance Company Limited

                                TABLE OF CONTENTS

1.   Definitions...............................................................4

2.   Effectiveness of the Restructuring........................................6

3.   Representations and Warranties............................................8

4.   Implementation of the Restructuring.......................................9

5.   Taxation.................................................................13

6.   Indemnities..............................................................14

7.   Non-Competition..........................................................16

8.   Applicable Laws and Resolution of Disputes...............................17

9.   Supplemental Provisions..................................................17

APPENDIX

I Further Representation and Warranties Given by Party A......................21

II Financial Report...........................................................36

III Injected Assets...........................................................37

IV Legal Proceedings..........................................................39

V Restructuring Documents.....................................................41

VI Valuation Report...........................................................42

VII Electronic Document.......................................................43

VIII Reinsurance Contracts....................................................44

IX List of Assets and Liabilities Transferred to Party B......................45

This agreement (the "Agreement") is entered into on September 30, 2003 in Beijing, People's Republic of China (the PRC) by and between the following two parties:

Party A: China Life Insurance (Group) Company (Legal Person Enterprise Business License No.: 1000001002372), a wholly state-owned company established and existing under the laws of the PRC, whose address is at No. 5 Guang Ying Yuan Xi Qu, Xicheng District, Beijing, PRC.

Party B: China Life Insurance Company Limited (Legal Person Enterprise Business License No.: 1000001003796), a joint stock limited company established and existing under the laws of the PRC, whose address is at China Life Building, No.16 Chao Yang Men Wai Avenue, Chaoyang District, Beijing, PRC.

Whereas:

1. Party A has obtained State Council's approval to promote and establish Party B. Party B plans to make a public offering abroad, including the offering to overseas investors of overseas-listed foreign-invested shares (hereinafter referred to as H Shares) to be listed on the Stock Exchange of Hong Kong Limited (hereinafter referred to as HKSE), and American Depository Shares (hereinafter referred to as ADS) to be listed on the New York Stock Exchange (hereinafter collectively referred to as Overseas Offering). Party A plans to conduct a restructuring pursuant to this Agreement.

2. Party A has transferred to Party B, after appropriate valuation, the insurance business related to the New Policies as set forth in Clause 1.1 of this Agreement, and its related assets, liabilities, equity, and operating assets required for principle business, and has established Party B on June 30, 2003 as the sole promoter of Party B.

3. As at the date hereof, Party A owns 100% of the shareholding in Party B. Upon the completion of the Overseas Offering, Party A shall become the controlling shareholder of Party B.

4. In order to ensure the implementation of the contents and purposes of the restructuring, Party A and Party B have agreed to make appropriate arrangements for the restructuring and matters relating to the restructuring in accordance with the terms and conditions set forth herein.

IT IS HEREBY AGREED AS FOLLOWS:

1.   Definitions

     1.1. Unless the context otherwise requires, the following expressions have the following meanings in this Agreement/1/:

          Appraiser means China Financial and Accounting Consulting Co. Ltd.

          China means People's Republic of China (for the purpose of this Agreement, not including the Hong Kong Special Administrative Area, Maucau Special Administrative Area and Taiwan Province).

          Controlling Shareholder means, in the context of this Agreement, the person who satisfies any of the following conditions: (1) a person who, acting alone or in concert with others, has the power to elect a majority of the board of directors in a company; (2) a person who, acting alone or in concert with others, has the power to control the exercise of 30% or more of the voting rights in a company; (3) a person who, acting alone or in concert with others, holds 30% or more of the issued shares of a company; or (4) a person who, acting alone or in concert with others, has de facto control of a company in any other way.

          Effective Date of the Restructuring means the Establishment Date of Party B.

          Establishment Date of Party B means June 30, 2003 (the date on which Party B was registered with the State Administrative Bureau for Industry and Commerce of the PRC, and obtained the Legal Person Enterprise Business License).

          Financial Reports means (i) the pro forma financial reports of the year of 2000, 2001 and the period from January 1, 2003 to June 30, 2003; and (ii) pro forma profit reports of the year of 2000, 2001 and 2002 of Party B, in each case which are prepared by Party A in accordance with the Enterprises' Accountant System of the PRC, and are audited by Pricewaterhouse-Coopers Accountants Firm Co. Ltd. (as attached to this Agreement as Appendix II).

          Injected Assets means the injected assets set out in Appendix III hereto.

----------
/1/ Translator's Note: The order of the terms defined hereunder have been re-arranged to English alphabetical order for the convenience of English readers.

          New Policies mean the long-term and short-term insurance policies as well as riders supplemental to policies that Party A entered into according to the following definitions:

          A. long-term insurance policies: policies issued by Party A on or after June 10, 1999, having policy terms approved by or filed with the CIRC on or after June 10, 1999 and having a term of more than one year (not including one year) from the date of issuance, and

               a. policies that are recorded as a long-term insurance policy as of June 30, 2003 in the actuarial database contained in Appendix VII hereto, or

               b. policies having terms of group supplemental medical plans (fund type).

          B. short-term insurance policies: main policies issued on or after June 10, 1999, having a term of one year or less from the date of issuance.

          C. riders supplemental to policies: all riders supplemental to the policies described in A and B above.

          Non-transferred Policies mean all the policies that are directly, or through reinsurance, underwritten by Party A (whether primary policies or riders supplemental to the policies) which are still being performed, or otherwise can be reinstated, excluding Transferred Policies.

          Party A means China Life Insurance (Group) Company and its subsidiaries (other than Party B), branches and other branch offices. Party A shall include the assets and business of Party A, unless the context otherwise requires.

          Party B means China Life Insurance Company Limited and its subsidiaries, branches and other branch offices. Party B shall include the assets and business of Party B, unless the context otherwise requires.

          Prospectus means any prospectus to be published by Party B in connection with the initial public offering of H shares and ADS.

          Relevant Period means the period between the Valuation Date and the Establishment Date of Party B (both dates included).

          Restructuring means the restructuring as referred to in the hereof, described Recital in the Restructuring Plan and implemented in accordance with the terms and conditions set out herein.

          Restructuring Documents mean the Restructuring Plan and the restructuring approval documents set out in Appendix V hereto.

          Restructuring Plan means the restructuring plan set out in Appendix V.

          RMB means the lawful currency of China denominated in yuan.

          Transferred Contracts mean the contracts defined by Clause 2 of Appendix III hereto.

          Transferred Policies mean the New Policies and the reinsurance policies set out in Appendix VIII hereof.

          Valuation Date means June 30, 2002.

          Valuation Report means the Asset Valuation Report of the Joint Stock Company promoted and established by China Life Insurance Company prepared by the Appraiser in connection with the establishment of Party B and approved by the Ministry of Finance of the PRC on June 24, 2003, with June 30, 2002 being the Valuation Date. The Valuation Report is enclosed as Appendix VI hereto.

     1.2. In this Agreement, unless otherwise provided:

          1.2.1. Clauses or Appendices are the clauses and appendices of this Agreement; and

          1.2.2. This Agreement shall be construed as the agreement may be extended, amended, altered or supplemented from time to time.

2.   Effectiveness of the Restructuring

     2.1. Party A confirms that the Restructuring has been approved by relevant authorities Chinese as of the Establishment Date of Party B. All relevant approval documents are set out in Appendix V hereto. Both Parties agree that the Restructuring shall officially come into effect upon the Effective Date of the Restructuring.

     2.2. Both Parties agree to implement the Restructuring in accordance with the relevant provisions of the Restructuring Plan and this Agreement.

     2.3. Party A and Party B agree that upon the Effective Date of the Restructuring (including the date itself), Party B shall enjoy the ownership of the assets, credits, rights and interests under the Injected

          Assets (including the Transferred Policies), and assume the liabilities, responsibilities and obligations under the Injected Assets (including the Transferred Policies) disclosed by the Financial Reports, unless otherwise provided for herein. Party B shall assume no obligations and responsibilities, and enjoy no rights relating to other assets (including the Non-transferred Policies), rights, interests, liabilities, responsibilities and obligations (including potential liabilities and obligations) and related businesses retained by Party A pursuant to the Restructuring Plan, the Financial Reports and this Agreement. Party A shall continue to enjoy the relevant rights and assume the relevant responsibilities and obligations relating to its retained rights, interests, liabilities, responsibilities and obligations (including potential liabilities, responsibilities and obligations) under the assets retained by it (including Non-transferred Policies) and related businesses, unless otherwise provided by Clause 6.1.8 hereof.

     2.4. According to the Tentative Regulations on State-Owned Capital Administration and Financial Management in the Course of Enterprises' Restructuring issued by the Ministry of Finance, an increase in the net assets resulting from the profits generated from the Injected Assets during the period between the Valuation Date and the Establishment Date of Party B shall be owned by Party A, or with the approval of Party A, shall become the exclusive state-owned capital common reserve of Party B, to be converted into state-owned shares held by Party A upon any future annual increase of shares. Party A shall compensate Party B for a decrease in the net assets due to losses incurred during the period between the Valuation Date and the Establishment Date of Party B. In accordance with the Restructuring Plan, Party A shall enjoy (or bear) the increase (or decrease) in net assets resulting from profits (or losses) of the Injected Assets during the period between the Valuation Date and the Establishment Date of Party B.

     2.5. Party A confirms that the Injected Assets have been valuated by the Appraiser (which valuation is recorded in the Valuation Report), and approved by the relevant Chinese governing authorities; the net Injected Assets, pursuant to statutory conversion ratio, have been converted into 20 billion shares, each of which has a par value of RMB 1 yuan; and the aforesaid shares have been issued to Party A upon the Establishment Date of Party B, and approved by the relevant authority to be used as registered capital of Party B. Thus, Party B has paid up to Party A the consideration of the Injected Assets. As a result, Party A has no claim to any other consideration in relation to the Injected Assets from Party B.

     2.6. Party A confirms that in accordance with the Restructuring Plan and Pu Hua Yong Dao Yan Zi [2003] No.93 Capital Verification Report produced by PricewaterhouseCoopers Accounting Firm Co. Ltd on June 27, 2003, the net assets under the Injected Assets injected to Party B by Party A on the Establishment Date of Party B amounts to RMB 29.608 billion.

     2.7. Injected Assets have been transferred and delivered in status quo to Party B on the Establishment Date of Party B legally and effectively, unless otherwise provided by Clause 4 hereof, Implementation of the Restructuring.

3.   Representations and Warranties

     3.1. Party A presents to Party B such representations and warranties as provided in Appendix I and this Clause that as of the Effective Date of the Restructuring and the date of this Agreement:

          3.1.1. Party A has injected the Injected Assets into Party B in accordance with the laws of the PRC, unless otherwise provided in Clause 4 hereof, Implementation of the Restructuring hereof;

          3.1.2. Any material approval, permission, authorization, consent, confirmation, exemption, registration, filing or record from a third party, which is required to be obtained or completed for the injection of the Injected Assets into Party B by Party A have been obtained or completed, and are effective as at the Establishment Date of Party B, unless otherwise provided for herein;

          3.1.3. On the Effective Date of the Restructuring and the date of this Agreement, Party B has no material liabilities or contingent liabilities other than those disclosed by the Financial Reports under the item of the Injected Assets and those (including contingent liabilities) arising from the normal operation of the Injected Assets during the Relevant Period;

          3.1.4. Party A has committed no action that is in material breach of laws or regulations and which may possibly lead to any material financial loss of Party B;

          3.1.5. Party A has committed no action that infringes upon a third party's patent right, copy right, know-how, design, domain name, trademark, goodwill or any other intellectual properties protected by laws, and which may possibly lead to any material financial loss of Party B.

          3.1.6. Unless otherwise set forth in Appendix IV hereof, there is no ongoing, pending or threatened material and/or important lawsuit, arbitration, claim or any other legal proceeding against Party A (as plaintiff, defendant or in any other capacity), or in connection with the business of Party B or the Injected Assets, and which may have a material adverse effect on Party B's business operations and/or the Injected Assets; nor any claim which may have a material adverse effect on Party B's business operation and/or the Injected Assets, or any fact which may lead to any such claim;

          3.1.7. The representations and warranties made by Party A in this Clause and the further representations and warranties made by Party A in Appendix I hereof are true, accurate and complete and contain no misleading elements, unless otherwise disclosed in writing by Party A to Party B prior to the execution of this Agreement.

          3.1.8. The disclosures in writing by Party A to Party B in respect of the Injected Assets are true, accurate and complete, and there is no other circumstances that may possibly lead to a material adverse effect on the Injected Assets.

     3.2. Party A agrees, pursuant to Clause 6 hereof, to compensate Party B against the losses, expenses and expenditures (including but not limited to legal fees) suffered by Party B as a result of breach by Party A of the representations and warranties contained herein.

     3.3. The representations and warranties contained herein shall survive after the completion of the Restructuring.

4.   Implementation of the Restructuring

     4.1. Both parties agree to use their best efforts to take any necessary steps (including but not limited to the signing of, or procuring the signing by other persons of, any related documents; applying for and acquiring any related approval, consent, license, authorization, confirmation or exemption in order to help Party B obtain all the licenses and certificates necessary for the operations of Party B or Injected Assets; and handling all procedures related to registrations or filings in accordance with relevant proceedings) in order to ensure that the Restructuring shall be fully implemented in accordance with this Agreement, the Restructuring Documents and the Financial Reports. Both Parties shall, on the basis of equality, fairness and reasonableness, through friendly negotiation, properly settle the matters necessary for the implementation of the Restructuring but not prescribed in this Agreement, the Restructuring Documents and the Financial Reports.

     4.2. During the Relevant Period, (i) Party A shall, in its ordinary course of operations, operate, manage, employ and maintain the Injected Assets and the newly generated insurance business assets during such period in accordance with its usual practice; (ii) starting from the Effective Date of the Restructuring, Party B shall enjoy the ownership of the assets, credits, rights and interests under the assets of such newly generated insurance business; (iii) if the Injected Assets are reduced as a result of Party A's operations, Party A shall supplement them in full.

     4.3. Without prejudice to Clauses 3.1.5, 3.1.6, 3.1.7 and 3.1.8, Party B shall participate as a party in any lawsuit or arbitration relating to the Injected Assets that arise after the Effective Date of the Restructuring, and enjoy the relevant rights and assume the relevant obligations thereunder. Upon Party B's request, Party A shall render prompt assistance to Party B, including but not limited to furnishing all the documents Party B requires, and signing or procuring others to sign related documents so that Party B may effectively become the party to such lawsuit or arbitration and exercise the rights such a party shall have.

     4.4. Party A shall continue to bear all liabilities and obligations unless otherwise provided for as Party B's liabilities and obligations under or pursuant to this Agreement. Party A undertakes herein that Party B shall not sustain any loss or assume any liability as a result of aforesaid liabilities and obligations borne by Party A. Party A shall bear, promptly and sufficiently, the legal expenses; including retainers, judiciary fee, travel expenses and other related expenses should Party B be involved in any lawsuits, arbitrations or legal proceedings as a result of such liabilities and obligations. Party A undertakes to provide Party B with guaranties or any other security Party B needs to secure Party B's rights against any impairment, if the assets of Party B are withheld, subject to lien or imperiled by the aforementioned liabilities and obligations; furthermore, Party A undertakes to bear all the losses and related expenses arising from any aforementioned charge or lien, whether reasonable or not. Party A undertakes to pay up all such expenses within 7 days of the receipt of Party B's bill of losses and expenses.

     4.5. Where any third party's authorization, approval, consent, permission, confirmation or exemption is required for the transfer of any assets, interests or liabilities under the Injected Assets to Party B, and the aforesaid procedures are not completed as at the Establishment Date of Party B, Party A shall, as required by Party B, continue to hold and manage the aforesaid assets, interests and liabilities in the interest of

          Party B until the aforesaid assets, interests and liabilities can be injected legally, effectively and fully into Party B pursuant to the provisions of this Agreement, except for the requirements of Clause
          4.1 above.

     4.6. Both parties agree that Party B shall be the insurer with respect to all policies issued by Party A during the period from June 30, 2003 to the date when Party B commenced issuing policies in its own name. Any rights, interests, profits, obligations, losses or claims of an insurer thereunder shall be enjoyed or assumed by Party B.

     4.7. During the period provided by Clause 4.5 where Party A continues to hold and manage the assets, interests, and liabilities under the Injected Assets as required by and in the interest of Party B, any rights, interests, profits and all obligations, losses and claims arising from or in connection with aforementioned assets, equity, and liabilities shall be enjoyed or borne by Party B (not including any obligations, damages and claims as a result of Party A's failure to perform its obligations under Clause 4.5).

     4.8. In the process of the implementation of the Restructuring, if there is any ambiguity in the separation of assets and liabilities, the specifics in respect of the separation of assets and liabilities provided in the Restructuring Plan and the Financial Reports shall be conclusive or, if necessary, reference may be made to the calculation formula for adjusting the assets and liabilities as well as other relevant documentation applied when preparing the Restructuring Plan and the Financial Reports.

     4.9. Party A and Party B undertake to each other that if one party receives the other party's accounts receivable after the Restructuring becomes effective, such accounts receivable shall be reimbursed by the receiving party to the other party within 7 days of receipt and confirmation of the accounts receivable.

     4.10. Party A shall deliver to Party B all materials that are related to the business arising from Transferred Polices and other Transferred Contracts, including original documents, copies, computer discs, business records, financial and accounting records, business data, statistics, training manuals and all relevant technology records, technology information, technology data, technology blueprints, technology handbooks, technology books, research and development project materials, as well as all software that are related to the business of Party B (whether they are recorded in a written form or saved in a computer or in any other way).

     4.11. For the purpose of cross-checking accounts, both parties agree that they shall make three computer disks in respect of the data compiled as of June 30, 2003 from the database contained in Appendix VII hereof, with one for each party and the 3rd one kept with the company's PRC legal counsel for inspection.

     4.12. Pursuant to the Policy Management Agreement and the Asset Management Agreement separately entered into by both parties, Party B shall provide Party A with the services under the said agreements.

     4.13. Pursuant to the Property Leasing Agreement separately entered into by both parties, Party A shall lease to Party B the properties under the said agreement.

     4.14. Pursuant to Trademark License Agreement separately entered into by both parties, Party A shall grant Party B the right to use the trademarks under the said agreement.

     4.15. The interest, moratoria interest and other expenses arising from the liabilities prior to the Effective Date of the Restructuring arising under the Injected Assets shall be borne by Party A. Party A shall fully indemnify Party B against any losses sustained by Party B as a result of the aforementioned interest, moratoria interest and other expenses.

     4.16. Unless otherwise provided by applicable laws, Party B shall have no obligations to any employee who was employed by Party A prior to the Establishment Date of Party B for the payment of salary, welfare, allowances and any other rights and interests, including but not limited to one time housing allowance and extra allowances other than social pension plan after retirement, accrued during the employment with Party A and pursuant to any law, contract, judgment, decision or any binding document. If any aforesaid employee files a claim in respect of the rights and interests mentioned above against Part B, Part A shall fully indemnify Party B against the losses sustained by Party B as a result of such claim.

     4.17. Unless otherwise provided by applicable laws, Party B shall have no obligation whatsoever to any person who had been employed by Party A on or prior to the Establishment Date of Party B but is not employed by Party B, including but not limited to those who were employed by Party A on or prior to the Establishment Date of Party B but have been laid off or have retired, both officially and unofficially, prior to the date of this Agreement. If any aforementioned employee files a claim based on his or her employment by Party A against Part B, Part A shall fully indemnify Party B against the losses sustained by Party B as a result of such claim to the effect as if such claim had never been filed.

5.   Taxation

     5.1. For the purpose of this Clause 5, the term tax means all the taxes or their related payments levied by the State, local tax authorities or the State or local governments, including but not limited to income tax, value-added tax, business tax, consumption tax, deed tax, tariff, stamp duty, and:

          5.1.1. Taxes to be levied on, or payments to be collected, as a result of subcontracting or similar arrangements with relevant authorities;

          5.1.2. Any tax to be further levied, irrespective of whether additional taxes or further levies arise from the fact that the tax already levied or paid was inadequate, or the deduction or exemption granted or enjoyed relating the tax levied or paid is inappropriate or is illegally obtained;

          5.1.3. Any fine, overdue fine or other amount payable in respect of any tax.

     5.2. Without prejudice to Clause 6.2 of this Agreement, Party A shall bear:

          5.2.1. All taxes arising from or in connection with the Injected Assets before the Effective Date of the Restructuring, irrespective of whether such taxes are collected or paid before or on or after the Effective Date of the Restructuring, to the extent not already accounted for or specified in the Financial Reports;

          5.2.2. All taxes arising from or in connection with the assets, interests and liabilities and their related businesses retained by Party A pursuant to the provisions of the Restructuring Documents, Financial Reports and this Agreement.

     5.3. Party A agrees that Party B shall not bear the enterprise income tax arising from the added value resulting from the valuation of the Injected Assets, and that enterprise income tax arising from added value resulting from the valuation of the Injected Assets and all other taxes shall be borne by Party A.

     5.4. Pursuant to Clause 5.2 and 5.3 hereof, Party B shall bear all taxes arising from or in connection with the ownership, management or operation of the Injected Assets on or after the Effective Date of the Restructuring.

     5.5. Unless otherwise provided herein, all taxes arising from or in connection with the injection of the Injected Assets into Party B by

          Party A in accordance with the Restructuring Documents, the Financial Reports and this Agreement shall be respectively borne by Party A and Party B in accordance with applicable laws.

6.   Indemnities

     6.1. Party A hereby undertakes to indemnify Party B completely, sufficiently, timely, effectively and in full from and against any losses incurred as a result of:

          6.1.1. Any claim, lawsuit, arbitration, loss, compensation, payment, cost, expense and expenditure (including but not limited to professional service fees and expenses) (collectively referred to as the Claims; and the Claims in the following clauses shall have the same meaning) in connection with the taxes specified in Clause 5.2 hereof;

          6.1.2. Taxes not borne by Party B in Clause 5.3 hereof and any Claims in connection with such taxes;

          6.1.3. Taxes not borne by Party A in Clause 5.5 and any Claims in connection with such taxes;

          6.1.4. Any challenge, interference or Claim by any third party with respect to the lease of Party A's properties by Party B under the Property Leasing Agreement;

          6.1.5. Any Claims arising from the Injected Assets against Party B prior to the Effective Date of the Restructuring, save as those for which reserves have been made in the Financial Reports;

          6.1.6. On or after the Effective Date of the Restructuring, any Claims made against Party B arising from or in connection with any negligence or misconduct by Party A in connection with Party A's performance of any contract in accordance with Clause 4.5 hereof;

          6.1.7. On or after the Effective Date of the Restructuring, any Claims or losses incurred by Party B in its capacity as the insurer of insurance policies in accordance with Clause 4.6 hereof.

          6.1.8. On or after the Effective Date of the Restructuring, any payment of Claims and related expenses by Party B, at the request of any policy holder, in performing any obligation under an insurance policy that is not recorded in the actuarial database contained in Appendix VII hereof, but is otherwise proved by sufficient evidence to be a policy Party A entered into on or after June 10, 1999, having a term of more than one year (not including one year) and having its terms approved by or filed with the CIRC on or after June 10, 1999;

          6.1.9. On or after the Effective Date of the Restructuring, any losses and Claims Party B suffered as a result of disputes in connection with Party A's being the insurer of policies pursuant to Clause 6.1.8;

          6.1.10. Any Claims arising from or in connection with the contingent liabilities that are disclosed by the Financial Reports but for which the reserve are not provided for or the provision of the reserve is not sufficient, and which have subsequently have become the liabilities of Party B for any reason on or after the Effective Date of the Restructuring;

          6.1.11. Prior to, on or after the Effective Date of the Restructuring,

                    (i) Any Claims against Party B arising from or in connection with any breach by Party A of the provisions of the Financial Reports, the Restructuring Documents and this Agreement to inject the Injected Assets into Party B;

                    (ii) Any Claims against Party B arising from or in
                         connection with the assets, interests and liabilities retained by Party A pursuant to the provisions of the Financial Reports, the Restructuring Documents and this Agreement;

                    (iii) Any Claims against Party B arising from or in
                         connection with the injection of the Injected Assets into Party B by Party A; and

                    (iv) Any Claims against Party B arising from any breach by
                         Party A of any provisions hereof (including but not limited to Clause 3 hereof and Party A's further representations and warranties in Appendix I).

     6.2. Party A undertakes to indemnify Party B in full against any Claims incurred by Party B arising in other capacity in any ongoing, pending or threatened arbitration or lawsuit, including but not limited to those disclosed in this Agreement, that involves Party A, as plaintiff, defendant or in any other capacity, with respect to the Injected Assets.

     6.3. Party B undertakes to indemnify Party A against any Claims arising from any breach by Party B of any provisions hereof.

     6.4. The indemnities mentioned in Clause 6.1, 6.2, 6.3 include, but not limited to, all payments, costs or expenses arising from or in connection with the settlement of any Claims or the enforcement of the judgments, rulings or arbitration awards on such Claims.

     6.5. Party A or Party B shall be entitled to take appropriate steps to fully control the claim procedures with respect to any Claim by third party. Party A or Party B shall make any Claims in writing to the other Party pursuant to the provisions hereof, and shall summit a specific description about the facts and circumstances relating to such Claims.

7.   Non-Competition

     Party A undertakes to deal with all matters relating to horizontal competition in accordance with the terms of the Non-competition Agreement entered into separately by both parties.

8.   Applicable Laws and Resolution of Disputes

     8.1. The effectiveness, interpretation and performance of this Agreement shall be governed by the laws of the PRC.

     8.2. Any disputes arising from or in connection with the performance and interpretation of this Agreement shall be first resolved through friendly negotiation between both parties.

     8.3. In the case no resolution can be reached by both parties within 30 days after the commencement of negotiation, such dispute shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in accordance with the then effective arbitration rules. The arbitral award shall be final and conclusively binding upon both parties.

9.   Supplemental Provisions

     9.1. Any amendment of this Agreement and its appendices shall only be made in the form of a written agreement, signed by both parties and approved by appropriate legal person actions taken by both parties.

     9.2. This Agreement and the appendices thereof shall be deemed to represent the entire agreement concerning the transactions mentioned herein, and shall supercede any verbal or written agreements, contracts, understandings or correspondence concluded previously concerning such transactions. The titles of clauses herein are set out only for the convenience of reading, and are of no legal effect.

     9.3. The illegality, invalidity or unenforceability of any one clause shall not affect the validity and enforceability of the other clauses of this Agreement.

     9.4. Unless otherwise provided, either Party's failure to exercise or postponement of the exercise of its rights, authorities or privileges under this Agreement shall not be regarded as the waiver of such rights, authorities and privileges; and any single or partial exercise of such rights, authorities and privileges shall not exclude the exercise of any other rights, authorities and privileges.

     9.5. Public Announcement

          Unless otherwise provided by applicable laws or the requirements of HKSE, U.S. Securities and Exchange Commission, New York Stock Exchange or other regulatory authorities, a Party shall not release or permit any person to release any announcement related to the subject matter of this Agreement or any incidental matters in connection with this Agreement without prior written consent of the other Party (such consent not to be unreasonably denied or withheld).

     9.6. Non-Assignment

          A Party shall not assign all or part of the rights, interests, liabilities or obligations under this Agreement in any way without prior written consent of the other Party.

     9.7. Notices

          Any notice or correspondence provided by or relating to this Agreement shall be made in a written form, delivered in person or by ways of facsimile or registered letter. Unless otherwise specified to the other Party by additional notice, such notices shall be delivered to the following addresses. Any notice or correspondence under this Agreement, if mailed by way of registered letter, shall be deemed to be delivered on the 7th business day following the date of postmark; if delivered by way of facsimile, shall be deemed to be delivered on the 1st business day from the date of the successful dispatch; if delivered in person, shall be deemed to be delivered on the date of submission.

          Party A: China Life Insurance (Group) Company

          Address: No. 5 Guan Ying Yuan Xi Qu, Xicheng District, Beijing

          Fax: 010 6611 1567

          Tel: 010 6611 4433

          Party B: China Life Insurance Company Limited

          Address: China Life Building, No.16 Chao Yang Men Wai Avenue, Chaoyang District, Beijing

          Fax: 010-8565 2232

          Tel: 010-8565 9999

          Each Party shall promptly inform the other Party in written notice in accordance with this Clause of any changes in the contact details.

     9.8. This Agreement shall be executed in Chinese.

     9.9. This Agreement shall be executed in 4 originals, and each Party shall hold two originals respectively, each of which shall have the same legal effect.

     9.10. The appendices of this Agreement shall constitute an integral part hereof, and are equally binding as if they have been incorporated herein.

     9.11. Unless otherwise provided for herein, Party A and Party B shall be responsible for their respective costs and expenses incurred during the negotiation, preparation and implementation of this Agreement.

     9.12. This Agreement shall come into effect upon the signing and sealing by the authorized representatives of both parties, and the effective date shall apply retroactively the date of the issuance of Party B's enterprise legal person business license.

Both Parties have procured their respective authorized representatives to sign on this Agreement on the date set forth at the beginning of this Agreement.

Party A:                                Party B:

China Life Insurance (Group) Company    China Life Insurance Company Limited

               (Seal)                                   (Seal)

Legal Representative/                   Legal Representative/
Authorized Representative (Signature)   Authorized Representative (Signature)

                                   Appendix I

     Further Representations and Warranties Given by Party A

Being the sole promoter of Party B, in respect of the validity of Party B's establishment, Party B's organizational structure and all respects of the Injected Assets as at the Effective Date of the Restructuring, as at the Establishment Date of Party B and as at the execution date of this Agreement, Party A hereby further presents to Party B representations, warranties and undertakings as follows:

1.   Legal Capacity and Authority of Both Party A and Party B

     1.1. Both Party A and Party B are companies with the status and capacity of independent legal persons validity incorporated and in existence pursuant to the laws of China.

     1.2. Pursuant to the laws and regulations of China, the articles of association of both Party A and Party B and/or other organizational documents, Party A and Party B are entitled to execute, and have legally and effectively executed, this Agreement, other agreements and contracts to which Party A and Party B are the parties in connection with the Restructuring. Both Parties shall be entitled to enjoy and perform all rights and obligations specified in such agreements and contracts.

     1.3. In accordance with the laws of China, Party B shall have the right to operate the Injected Assets following the Effective Date of the Restructuring.

2.   Share Capital

     2.1. Party A guarantees that no one but Party A owns the share options and preemptive rights arising from or in connection with the share capital of Party B as at the Establishment Date of Party B; and that no mortgage, lien, guarantee or other third party's claims related to the share capital of Party B (collectively hereafter referred to as third party's claims) have been created; and that no agreement has been made or created for all the aforementioned items; and no agreements or other arrangements that require or may require Party B to issue additional equity interests beyond those issued currently exist; and that no persons having entitlement, or claiming to have entitlement, to the same have made any claims or demands thereof.

     2.2. Until the Effective Date of the Restructuring (including the date itself), there shall not exist any valid agreements involved in the issuance, allotment, or assignment related to the share or equity interests or loan capital of Party B at present or in future, nor any rights granted to anyone in respect of the demand to issue, allot, or assign any share or equity interests or loan capital of Party B (including any share option or preemptive right or assignment and transfer), whether conditional or unconditional.

3.   Accounts and Business

     3.1. Accounts

          The Financial Report of Party B:

          3.1.1. complies with the PRC Accounting System for Enterprises, on the assumption that Party B has been existing since January 1, 2000 and the Restructuring has been completed;

          3.1.2. sets out, in accordance with the PRC Accounting System for Enterprises, the equity interests, assets and liabilities for each of the relevant dates, and profits during relevant financial periods, as required by such Accounting System, giving a complete, true, fair and accurate view as to its business conditions in all material respects;

          3.1.3. illustrates (as the case may be) the full provisions or reserves for all the outstanding liabilities, capital commitments and well contingent liabilities of Party B at the date set out in the Financial Report;

          3.1.4. makes (as the case may be) provisions or reserves for all taxes levied on or payable by Party B for the period ended on the date set out in the Financial Report in accordance with all the principles set forth in the notes of the Financial Report;

          3.1.5. gives a fair and accurate view to the capital, assets, liabilities of Party B as at the Valuation Date and profits of Party B for the relevant financial period ended on such date in all material respects;

          3.1.6. is not affected by any irregular or unusual items;

          3.1.7. gives a fair view as to the financial position of Party B at the Valuation Date in all material respects;

          3.1.8. makes disclosure of all assets and liabilities of Party B as at the date specified in the Financial Report.

     3.2. Depreciation of Fixed Assets

          Party B has made provisions or reserves for the depreciation of fixed assets in accordance with PRC Accounting System for Enterprises.

     3.3. Accounting Books and Records

          At the Establishment Date of Party B, all the accounts, account books, ledger accounts, financial records and other records of Party B:

          3.3.1. are owned by Party B;

          3.3.2. have been comprehensively, properly and accurately kept and completed;

          3.3.3. have excluded material errors or differences of any kind; and

          3.3.4. give a true, fair and accurate view to its financial, contractual and business transaction position.

     3.4. From the Valuation Date to the Effective Date of the Restructuring

          3.4.1. Party A has operated the business injected into Party B under a normal, consistent and incessant condition;

          3.4.2. No material adverse changes have taken place in any business to be injected into Party B by Party A.

     3.5. Filed Documents

          3.5.1. All application forms, detailed information, resolutions and documents of Party B, which, in accordance with any laws, regulations and/or legislation applicable to Party B relating to the incorporation, placement and issue of shares, equity interests, bonds and other securities, distributed dividends of Party B and the acts of Party B, shall be filed with any governmental authority anywhere in the world, have been filed for record appropriately and accurately in compliance with any laws, regulations and/or legislation applicable to Party B;

          3.5.2. All mortgages granted to or created by Party B (if any) have been registered pursuant to the relevant laws or regulations applicable to Party B.

     3.6. Documents Owned

          All the title documents related to Party B's assets, all executed agreements with Party B as a party and all original copies of other documents which are owned or shall be owned by Party B are so owned by Party B.

     3.7. Investigations

          Unless otherwise disclosed in the Prospectus, there is no material investigation or inquiry, unresolved or in progress, relating to the affairs of Party B initiated by any government or other organization.

4.   Taxation

     4.1. Accounts

          Full provisions or reserves for all taxes (including deferred taxes) which would be levied on or payable by Party B for the period ended at the Valuation Date have been made in the Financial Report.

     4.2. Administration

          4.2.1. All tax returns, computations and payments which shall be submitted by Party B for any taxation purpose have been carried out pursuant to the required terms and within the required period, and are accurate and do not involve any material disputes with any taxation authority;

          4.2.2. Party A has not taken any action which may lead to material changes in, severe violation of or interference with any material arrangement or agreement entered into between Party A and any taxation authority in any way;

          4.2.3. Party A has complied with, in all respects, all applicable laws, regulations, rules, decrees, courts' orders or verdicts with regard to taxation, and has kept, and passed on the records of aforesaid laws, regulations, rules, decrees, courts' orders or verdicts to Party B;

          4.2.4. All tax returns in respect of Party B's tax liability referred to in Clause 4.2.1 above for the purpose of annual assessment have been properly and timely submitted to the taxation authorities in accordance with any applicable laws, regulations, rules, decrees, or courts' orders or verdicts and all accounts submitted to the taxation authorities have met all requirements therewith.

     4.3. Tax Requests, Liability and Exemption

          Party A has disclosed to Party B all detailed materials in connection with all material tax-related matters (including but not limited to the taxes related to the Injected Assets). Party A and Party B shall exercise the rights and interests arising thereunder pursuant to the principles provided in Clause 5, which are set out or contained in the aforementioned material and are owned but not yet exercised by Party A.

     4.4. Non-arm's Length Transaction

          4.4.1. Party A has never recommended that Party B acquire, agree to acquire any assets, accept or agree to accept any service or facility at prices higher than the market price or not determined on a fair and reasonable basis;

          4.4.2. Party A has never recommended that Party B sell, agree to sell any assets or accept or agree to accept any service or facility at prices lower than the market price or not determined on a fair and reasonable basis; and

          4.4.3. Party A has never recommended that Party B participate in any transaction priced inconsistently with the price actually paid or received by Party B for taxation purposes.

     4.5. This Agreement

          The execution and performance of this Agreement and any other agreements under the Restructuring shall not cause Party B to be deemed to, in respect of tax, have realized taxable profit or other monetary item.

5.   Finance

     5.1. Capital Commitment

          Party B has made no material capital commitment except those disclosed in the Financial Report. Since the Valuation Date, Party A has not caused Party B to make any material capital expenditure, or incur any material capital expenditure or agree to sell or alter any material capital assets or any related interests.

     5.2. Dividend and Distribution

          During the period between the Establishment Date of Party B and the date of effectiveness of this Agreement, Party B has neither paid nor declared any dividend, nor made any other distribution deemed to be made in cash or in kind, nor made any distribution of any interest, other income, interests or rights derived from any share or equity interests of Party B.

     5.3. Bank and Other Loans

          Unless otherwise disclosed in the Financial Report,

          5.3.1. The total amount of loans incurred by Party B does not exceed the loan limitation provided by its Articles of Association and/or any laws, regulations, rules, decrees, or courts' orders or verdicts, or any limitation on borrowing provided by any binding bonds, contracts or documents.

          5.3.2. Party B has neither issued, nor agreed on the creation or issue of borrowed capital.

          5.3.3. Since the Effective Date of the Restructuring, Party B has neither repaid nor been liable for any material debt or liability outstanding but not yet due, and no event leading to the aforesaid situations has occurred.

          5.3.4. Prior to the date of this Agreement, Party B has not received any notices, formal or informal, from any creditors requesting repayment of debts or the mandatory disposal of any of Party B's assets held by the creditors. No event that may lead to the aforesaid notice has occurred.

          5.3.5. No material mortgage, lien or guaranty, interests or claims related to all or part of Injected Assets has been created, nor has any agreement, arrangement or undertaking causing or leading to the occurrence of the aforementioned matters, has been entered into except for those created for Party B for the purpose of securing financing from banks on normal commercial terms and pursuant to principles of fairness.

     5.4. Liabilities

          Unless otherwise disclosed in the Financial Report, prior to the date of this Agreement, Party A has not exercised or claimed to exercise any lien, claims, other interests or any liabilities related to any fixed assets of the Injected Assets; and there is no dispute related directly or indirectly to such fixed assets.

     5.5. Working Capital

          Party B has sufficient working capital and may continue to operate its business according to its existing form and its current scale of operations within 12 months after the Effective Date of the Restructuring, and may carry out, proceed and complete all orders, projects and contract obligations binding on Party B pursuant to their existing terms and conditions.

     5.6. Continuous Financing

          With regard to any loans, acceptance credits, overdraft, loans or other financing (all of the above referred to as Financings in this clause) unpaid or may be secured by Party B,

          5.6.1. there have been neither a breach of nor failure to comply with any provision specified in any document related to the Financings;

          5.6.2. the relevant right holders have not taken any action or threatened to take any action for early repayment;

          5.6.3. there have been no material adverse change that may impact on the continuous securing of the Financing, or give rise to any adverse changes to the terms and conditions thereof; and

          5.6.4. the Restructuring and public listing of Party B or the Restructuring and/or any other matters contained in such listing shall not lead to the suspension of such Financings or the acceleration of the due date thereof.

6.   Business Operation

     6.1. The effects of Restructuring and Overseas Offering

          6.1.1. After prudent and thorough inquires, Party A believes that, to the best of its knowledge and there is no reasonable ground for it to believe otherwise, there is no information indicating that the Restructuring or Overseas Offering of Party B or the execution of this Agreement or any other matters covered by the Restructuring, Overseas Offering of Party B or this Agreement will lead to any of the following events:

                    (i) any major client of Party B will stop or be entitled to stop or possibly substantially reduce current business with Party B; and

                    (ii) there will be material changes in the management staff of Party B or in the Injected Assets.

          6.1.2. Unless otherwise provided by this Agreement, the Restructuring or Overseas Offering of Party B or this Agreement or any other matters covered by the Restructuring, the Overseas Offering of Party B or this Agreement will not lead to:

                    (i) contradiction with any term, condition or provision of any agreement or deed to which Party B is a contracting party, or with any provision of the articles of association and/or any law, regulation, legislation, decree or order applicable to Party B, or with any liability, lease, contractual liability, judgment, ruling, injunction, legislation or other limitation or responsibility in any category or form which is binding on or restricting any assets of Party B, or lead to breach of contract, or constitute the non-performance of any obligations;

                    (ii) the exemption of anyone from its obligations to Party
                         B, or authorization of anyone to determine such obligations or to determine any right or interest enjoyed by Party B;

                    (iii) the creation, imposition or formation of any liability in any form over any asset of Party B; and

                    (iv) the acceleration of the due date of any of the existing liability of Party B which makes the repayment thereunder immediate, or the possible acceleration of such due date which shall make the repayment thereunder immediate.

     6.2. Business Operation

          6.2.1. In all respects, Party B shall operate the business and handle the relevant affairs in accordance with its articles of association and/or any applicable law, regulation, legislation, decree and any other documents to which Party B is currently a contracting party;

          6.2.2. Party B is entitled and fully qualified to operate the business in the present jurisdiction where its business operations are located; and

          6.2.3. Party B has not carried out any activity, or entered into any contract, or exercised any right which is beyond its power, not authorized or invalid, and all the documents to which Party B is a principal party or the party obligated to perform have been duly affixed with seals and retained by Party B.

     6.3. Compliance with Laws and Regulations

          Party B and its relevant administrative staff, agents and employees (during their execution of duties) have committed no act which may violate any law, regulation, rules or order that may cause Party B to suffer or incur any material fines, punishment, lawsuit or other liabilities.

     6.4. Power of Attorney and Authority

          Unless otherwise provided herein and required in the ordinary business of Party B, neither Party A nor Party B has authorized, implicitly or explicitly, any person to enter into any contract or undertaking on behalf of Party B, or has granted any person any other agency right or power.

     6.5. Permits, Licenses, Letter of Consent

          6.5.1. Unless otherwise provided herein, Party A has assisted Party B to obtain, or will obtain before the Overseas Offering from all relevant government agencies, all permits, licenses and letters of consent necessary for Party B to carry out its business in a legal and proper manner, and such permits, licenses and letters of consent are valid (or will be valid, as the case may be) and will remain in effect;

          6.5.2. Party B has not violated any terms or conditions provided in any such permits, licenses or letters of consent, nor are there any factors sufficient to affect the continued effectiveness of any such permits, licenses and letters of consent.

     6.6. Continually Effective Contracts

          6.6.1. Unless disclosed to be otherwise in the Prospectus, Party B has never been a party to any contract, transaction, arrangement or responsibility of an irregular or abnormal nature.

          6.6.2. Detailed and accurate information regarding Party A as one of the parties to the material contracts, transactions, arrangements or responsibilities related to the Injected Assets has been disclosed to Party B on the date of this Agreement.

                    (i) All such contracts, transactions, arrangements and undertakings are valid, have not been revoked or cancelled, and will not be terminated or adversely affected due to the Restructuring, the Overseas Offering of Party B, the execution of this Agreement or any other circumstances. Party A has conducted thorough and prudent inquiries into such circumstances, and has formally informed Party B of all the terms, agreements and conditions contained in such contracts, transactions, arrangements and undertakings which must be communicated to Party B, and the file archives of such contracts, transactions, arrangements and undertakings have been transferred to Party B; and

                    (ii) Neither Party A nor Party B has received notice of the breach of any such contract, transaction, arrangement or undertakings from the other parties to such contracts, transactions, arrangements or undertakings, and there is no dispute related to the performance of obligations between Party B and any third party.

     6.7. Breaches of Contract

          6.7.1. Party A has not been in violation of any material agreement to which it is a party; and

          6.7.2. Party A will not bear any material liabilities resulting from any representations or warranties (implicit or explicit) made by Party A or any other matters.

     6.8. All Contracts Made on an Arm's-Length Basis

          Party A has not participated in any contract or arrangement not made on a fully arm's-length basis, and its profits and financial position during the three-year period prior to the Effective Date of the Restructuring have not suffered any material adverse effect due to any contracts or arrangements not made on a fully arm's-length basis. After thorough and prudent inquiry by Party A, there is no finding that the profits or financial position of Party B might be affected by such contracts or arrangements not made on an arm's-length basis.

7.   Employment of the Staff

     7.1. Employees and the Period of Employment

          Unless otherwise set forth in this Agreement, Party B has never entered into any agreement or other arrangements, regardless of whether bound by law or not, with any trade union or any organization which represents any of its employees.

     7.2. Normal Remuneration

          Party B is not liable to pay, nor has it paid in the past, to any officer or employee of Party B any amounts other than by normal salary, remuneration, bonuses, wages or other welfare benefits.

     7.3. Labor Disputes

          Party B or any of its employees has not been involved in any labor dispute which may cause Party B to be subject to a material adverse effect and, to the knowledge of Party B, its directors and Party A or the facts which could be known after making reasonable inquiries, there is no indication that Party B has been involved in any such dispute or that any such dispute may be expected to arise due to any provisions of this Agreement, the Restructuring, or documents executed for the purpose of the Overseas Offering; or any matters anticipated to arise in connection with the same.

8.   Assets

     8.1. Ownership

          8.1.1. Prior to the Effective Date of the Restructuring, Party A enjoys the lawful ownership of the Injected Assets, and is entitled to assign them to Party B.

          8.1.2. Party B shall be the owner of the Injected Assets and enjoy the valid ownership of or right to use such Injected Asset as the case may be on the Establishment Date;

          8.1.3. Unless otherwise provided for herein and disclosed in the Financial Report, Party A has never created or agreed to create, or transferred or agreed to transfer, any charge, mortgage, lien, bonds or any other security interests or other property interests over any assets indicated in the Financial Report or acquired since the date of the Financial Report in connection with the Injected Assets, and unless otherwise disclosed in the Financial Report, such assets have never been used in connection with in any financing lease.

     8.2. Adequacy of Assets for Business Operations

          8.2.1. Party B's assets are sufficient to effectively and fully operate any business related to the Injected Assets;

          8.2.2. The staff transferred to Party B pursuant to the Restructuring Plan are sufficient for Party B to effectively operate the business related to the Injected Assets in the existing manner.

     8.3. Insurance

          8.3.1. All insurance policies of Party B are valid, policy and there are no acts or omissions that may cause any insurance to come invalid or possibly lead to any increase in premium.

          8.3.2. No insurance policy of Party B is subject to any limitation containing special or irregular terms, and Party B is not required to pay any amount in addition to the normal premium.

          8.3.3. In regard to the aforementioned policies, Party B has neither lodged nor may possibly lodge any claims, and there is no situation that could give rise to any such claims.

     8.4. Trade Secrets and Intellectual Property

          8.4.1. Party A has never (except in the normal course of business and usual business) disclosed or allowed the disclosure if promised or arranged to disclose to any person know-how, trade secrets, confidential information or the customers list of Party B;

          8.4.2. In regard to all the intellectual property licensed by Party B (including but not limited to the intellectual property specified in the Prospectus and this Agreement) such intellectual property:

                    (i)  is valid and enforceable;

                    (ii) has been licensed to Party B pursuant to an effective license, and with no charge, mortgage, or (unless otherwise disclosed in the Prospectus) other third party interests thereon;

                    (iii) does not violate any other agreements or infringe on any third person's intellectual property in a manner that may materially affect the operations of Party B; and

                    (iv) is not the subject of any current lawsuit, dispute or other legal preceding that may materially threaten or affect the ownership, right of use or validity of such intellectual property.

          8.4.3. There has been no omission by Party A of any material matters that may cause the aforesaid permits or certificates granted to Party B to be terminated or constitute a breach of the terms of such permits or certificates;

          8.4.4. Party A has not entered into any agreement which may restrict the application or disclosure of such as aforementioned proprietary know-how, business secrets, confidential information or client or supplier lists of Party B.

     8.5. Land Use Right

          In regard to the land use right injected into Party B by Party A in the form of an equity investment, aside from the disclosure thereof in the Prospectus, Party A undertakes that it has properly obtained the legal right to use such land and is entitled to inject such right into Party B in the form of an equity investment. In respect of the land which is injected into Party B in the form of an equity investment for which Party A has not yet obtained the certificate of land use right, Party A undertakes to obtain such certificate and inject such land into Party B within the shortest period of time reasonably practical following the Establishment Date of Party B. If Party B suffers any loss as a result of claims brought regarding the right to use such land, including but not limited to all related claims, lawsuits, arbitration, losses, compensation, payment, costs, expenses and expenditures, Party A shall compensate Party B in full.

     8.6. Buildings

          In regard to the property injected into Party B by Party A in the form of an equity investment, Party A undertakes that it has properly obtained the ownership certificate for such property and is entitled to inject such property into Party B in the form of equity investment. Provided that Party B suffers losses as a result of claims brought regarding the ownership of such property, including but not limited to all related claims, lawsuits, arbitration, losses, compensation, payments, costs, expenses and expenditures, Party A shall compensate Party B in full. In regard to any properties which are injected into Party B in the form of an equity investment for which Party A has not obtained the ownership certificate therefor, and any of the properties leased to Party B by Party A pursuant to the Property Leasing Agreement separately entered into by both parties but for which the ownership certificate has not been obtained, Party A undertakes:

          8.6.1. to obtain the ownership certificate for such property and inject such property into Party B within the shortest period of time reasonably practical following the Establishment Date of Party B;

          8.6.2. to assume all fees, expenses, claims arising as a result of or related to handling the aforesaid matters described in Clause 8.6.1, and to compensate Party B in full for any losses and liabilities incurred by Party B, including but not limited to losses sustained by Party B as a result of Party A's failure to settle the matters described in Clause 8.6.1.

9.   Environmental Protection

     9.1. Party A has not committed any action that severely violates environmental protection laws and regulations in respect of the Injected Assets or related business.

     9.2. The assets and related business injected into Party B by Party A are not the subject of any current or pending material claims, whether civil, criminal or administrative in connection with environmental protection, investigations, complaints or litigation.

10.  Information

     10.1. All information set out in this Agreement and its appendices is true, complete and accurate.

     10.2. All information provided to Party B, its lawyers, accountants, and sponsors for the Listing, and its underwriter and such underwriter's lawyers and other professional advisers, including but not limited to the information in relation to Party B's business, activities, affairs, assets or liabilities, is true, complete and accurate in all respects.

                                   Appendix II

                                Financial Report

1.   Consolidated Balance Sheet of China Life Insurance Company Limited

2.   Consolidated Income Statement of China Life Insurance Company Limited

3.   Consolidated Cash Flow Statement of China Life Insurance Company Limited

This Appendix can be inspected at any time at the following location:

China Life Insurance Company Limited, Finance Department

                                  Appendix III

                                 Injected Assets

Injected Assets specifically include:

1. Cash, bank deposits, securities (including but not limited to government bonds, enterprises bonds, and securities investment funds), accounts receivable, buildings, equipment, facilities, projects under construction, vehicles of transportation, and all other assets listed in the Restructuring Plan, which are to be injected by Party A and recorded in the Restructuring Plan.

2. All the Transferred Policies and other contracts and agreements (including the amendments and supplements to such contracts and agreements) in connection with the Injected Assets and Party B's personal insurance business (hereinafter referred to as Transferred Contracts) as well as any rights and obligations of Party A under Transferred Contracts.

3. If their assignment is permitted by law, all interests under all permits, licenses, approval certificates, certifications, powers of attorney and any other similar documents held or owned by Party A in connection with the operation of the Injected Assets.

4. Rights of request, rights of set-off, claims or any other similar rights against any third party owned by Party A arising from or in connection with the Injected Assets.

5. All materials that are owned by Party A in connection with the insurance business arising out of Transferred Polices and other Transferred Contracts, including original documents, copies, computer discs, business records, financial and accounting records, business data, statistics, training manuals and all relevant technology records, technology information, technology data, technology handbooks, technology books, R&D project materials as well as all software relating to the business of Party B and the intellectual property rights in connection with such software (in written form or saved on computers or kept in any other ways).

6. Employees hired by Party A and associated with the Injected Assets, including all relevant personnel records and data regarding to remuneration and other benefits of such employees.

7. Any other assets or liabilities of Party A agreed by Party A and Party B to be injected into Party B on or before the Establishment Date of Party B.

                                   Appendix IV

                                Legal Proceedings

The following is a list of material ongoing litigation to which Party A is a party and which concern the Injected Assets:

--------------------------------------------------------------------------------------------------------
                                                                             Amount subject to
         Plaintiff                  Defendant           Cause of Action        Dispute (RMB)      Status
--------------------------------------------------------------------------------------------------------
Qingshan sub-branch of CLIC   Baotou Mingtian        Unjust enrichment           1,510,700       Hearing
Baotou Branch                 Technology Co., Ltd.
--------------------------------------------------------------------------------------------------------
Li Jian Qiu                   CLIC Baotou branch     Murder of the insured       1,127,000       Hearing
                                                     by the claimant
--------------------------------------------------------------------------------------------------------
Jin Ping Xie Tong             CLIC Tianjin Branch    Premium dispute             2,430,000       Hearing
Accounting Firm Limited
--------------------------------------------------------------------------------------------------------
CLIC Tianjin Branch           Guangxia sub-branch    Deposit interest            2,250,000       Hearing
                              of ICBC                disputes
--------------------------------------------------------------------------------------------------------
Mazhang sub-branch of CLIC    Chikan sub-branch      Policy falsification        1,400,000       Hearing
Zhanjiang Branch              of Bank of China
                              Zhanjiang Branch
--------------------------------------------------------------------------------------------------------
Zhang Han Xing                CLIC Xuchang Branch    Murder of the insured       1,500,000       Hearing
--------------------------------------------------------------------------------------------------------
CLIC Puyang Branch            ICBC Puyang Branch     Deposit dispute             2,614,000       Hearing
--------------------------------------------------------------------------------------------------------
CLIC Changchun Branch         Bank of China          Deposit dispute            24,000,000       Hearing
                              Changchun Branch
--------------------------------------------------------------------------------------------------------
China Textile, Grain          Chaoyang sub-          Insurance policy            8,500,000         Pre-
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
and Oil I&E                   branch of CLIC         dispute                                     hearing
Company Ltd.                  Beijing Branch
--------------------------------------------------------------------------------------------------------
Zhongguancun sub-branch of    Chongwen sub-branch    Unjust enrichment           2,231,600       Hearing
Beijing City Commercial       of CLIC Beijing        (usurious interest
Bank Company Limited          Branch                 rate on bank deposit)
--------------------------------------------------------------------------------------------------------
Daqing Petroleum              CLIC Beijing Branch    Insurance policy           34,599,000       Hearing
Administration Bureau                                dispute
--------------------------------------------------------------------------------------------------------

                                   Appendix V

                             Restructuring Documents

1.   No. 2576 File, issued by the State Office of the State Council.

2. China Life Insurance (Group) Company's Restructuring Plan in connection with the Establishment of China Life Insurance Company Limited and its Domestic and Overseas Listings.

3. CIRC Bao Jian Fu [2003] No.88: Approval of the Restructuring of China Life Insurance Company.

4. China Securities Supervisory Committee Guo he Han [2002] No12.: Acceptance of the Application by China Life Insurance Company for Overseas Listing.

5. Ministry of Finance Cai Jin [2003] No.72: Approval of the Assets Valuation Review of China Life Insurance Company for the Establishment of the Company limited by Shares.

6. Ministry of Finance Cai Jin [2003] No.77: Approval of Certain Matters Regarding the Management of State Share Ownership in China Life Insurance Company Limited.

7. CIRC Bao Jian Fu [2003] No.115: Approval of the Establishment of China Life Insurance Company Limited.

8.   Articles of Association of the China Life Insurance Company Limited.

9. CIRC Bao Jian Fu [2003] No. 147, Approval of the Restructuring and IPO of China Life Insurance Company.

10. Insurance Company Legal Person License of China Life Insurance Company Limited.

11.  Business License of China Life Insurance Company Limited (Registration No.:
     1000001003796).

This Appendix can be inspected at any time at the following location:

China Life Insurance Company Limited, Administration Office.

                                   Appendix VI

                                Valuation Report

China Certified Accountants & Financial Management. Zhong Hua Ping Bao Zi [2003] No.018: Valuation Report in connection with the Establishment of China Life Insurance Company Limited by China Life (Group) Company.

This Appendix can be inspected at any time at the following location:

China Life Insurance Company Limited, Finance Department.

                                  Appendix VII

                               Electronic Document

The data document as specified in the actuarial database contained in the electronic document dated June 30, 2003:

                                  Appendix VIII

                              Reinsurance Contracts

1. Surplus Reinsurance Contract between China Life Insurance Company and AIA Shanghai, entered into on December 31, 1996.

2. Surplus Reinsurance Contract between China Life Insurance Company and AIA Guangzhou, entered into on December 31, 1996.

3. Surplus Reinsurance Contract between China Life Insurance Company and AIA Shenzhen, entered into on November 1, 1999 and its Supplemental Contract entered into on March 28, 2000.

4. Surplus Reinsurance Contract between China Life Insurance Company and China Reinsurance Company, entered into on January 1, 2000.

5. Quota Share Reinsurance Contract between China Life Insurance Company and China Reinsurance Company, entered into on March 30, 2000.

6. Quota Share Reinsurance Contract between China Life Insurance Company and China Reinsurance Company, entered into on September 21, 2001.

                                   Appendix IX

              List of Assets and Liabilities Transferred to Party B

                                       45